SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934




                                September 3, 1998
                                -----------------
                                 Date of Report
                        (Date of earliest event reported)





                            Electropharmacology, Inc.
                            -------------------------
               (Exact Name of Registrant as Specified in Charter)




          Delaware                        0-25828                95-4315412
          --------                        -------                ----------
(State or other Jurisdiction of   (Commission File Number)    (I.R.S. Employer
        Incorporation)                                       Identification No.)


     2301 N.W. 33rd Court, Suite 102
         Pompano Beach, Florida                                      33069
         ----------------------                                      -----
(Address of Principal Executive Offices)                          (Zip Code)




                                 (954) 975-9818
                                 --------------
              (Registrant's telephone number, including area code)

Item 1.  Changes in Control of Registrant.

         As a result of the following events, a change of control in Electropharmacology, Inc. (the "Company") occurred on August 24, 1998:

         (A) Certain reorganization transactions by the Company (the "Reorganization") were consummated on August 24, 1998 as further described in
Item 2 hereof, including: (i) the merger of HealthTech Development Inc. ("HTD") with and into a newly formed subsidiary of the Company ("EPi Sub") with the shareholders of HTD receiving shares of Company common stock ("Common Stock") in exchange for their shares of capital stock of HTD; (ii) the transfer of all of the assets of EPi Sub to Gemini Health Technologies L.P. (the "Partnership") in exchange for partnership units in the Partnership; and (iii) the contribution by the Krishna Jayaraman and Shashikala Jayaraman (the "Jayaramans") of all of their partnership interests in Gemini BioTech Ltd. a Texas limited partnership, ("Gemini") and one hundred percent (100%) of the stock of Gemini BioTech, Inc., a Texas corporation, and general partner of Gemini, in exchange for partnership units in the Partnership, which partnership units may be converted after a one year period into shares of Common Stock.

         (B) In connection with the Reorganization, a Master Agreement, dated June 28, 1998 (along with all amendments thereto, the "Master Agreement") was entered into among (i) HTD, the Company, and EPi Sub, (ii) Norton Herrick, David Saloff, Murray Feldman, George Levine, and Paragon Capital Corporation at Spear, Leeds & Kellogg, LLC (collectively, the "EPHI Group"), (iii) Arup Sen, James Kaput and Richard Kneipper (collectively, the "HTD Group") and (iv) Krishna Jayaraman and Shashikala Jayaraman (collectively, the "Gemini Group").

         Pursuant to the Master Agreement, the EPHI Group, the HTD Group and the Gemini Group have agreed that following the consummation of the Reorganization, in connection with the election of directors to the Board of Directors of the Company, they shall each vote their shares of Common Stock in favor of a seven-person board of directors, consisting of two persons nominated by the EPHI Group, two persons nominated by the HTD Group, two persons nominated by the Gemini Group and one person who is the Chief Executive Officer. In addition, in connection with the election of the EPHI Group's nominees, Mr. Herrick and Mr. Feldman have agreed with each other to support the nomination of, and vote their shares in favor of a person selected by the other. Pursuant to the Master Agreement, the EPHI Group have selected David Saloff and Murray Feldman as their initial nominees, the HTD Group has selected Bernard Carrico and Richard Kneipper as their initial nominees, and the Gemini Group has selected Dr. Krishna Jayaraman as one of their initial nominee and intends to name the second nominee in due course. Arup Sen, the Company's Chief Executive Officer, is the final initial nominee selected by such parties.

         Pursuant to the Master Agreement, Mr. Herrick, the EPHI Group, the HTD Group and the Gemini Group have agreed not to sell or otherwise dispose of any of the shares of Common Stock received in the Reorganization for a period of 365 days after the effective date of the Reorganization, provided that they each will be permitted to sell an amount of shares which when aggregated with all shares sold for their individual accounts within the preceding three months does not exceed the greater of (i) one percent of the outstanding shares of Common Stock of the Company or (ii) the average weekly reported trading volume of such securities during the preceding four calendar weeks.

         Pursuant to the Master Agreement, Mr. Herrick and the Company have agreed that upon consummation of the Reorganization all shares of preferred stock and all warrants held by Mr. Herrick (242,950 and 1,300,000, respectively) will be redeemed and exchanged for an aggregate of 1,575,000 shares of Common Stock. In addition, each of Mr. Feldman and Paragon have agreed with the Company that upon consummation of the Reorganization, all warrants owned by each of them (373,607 and

187,500, respectively), will be redeemed and exchanged for 160,000 shares and 90,000 shares of Common Stock, respectively.

         The Master Agreement will terminate on the earliest to occur of (i) two years from the effective date of the Reorganization, or (ii) the date on which the market capitalization of the Company equals or exceeds $40,000,000 for any period of 20 trading days within any six-month period.

         A change of control has occurred as a result of the consummation of Reorganization and the execution of the Master Agreement. Prior to the Reorganization, the EPHI Group had sufficient voting power to control the election of the entire board of directors of the Company; however, after consummation of the Reorganization, the EPHI Group have the right to control the election of only two of seven directors. The HTD Group and the Gemini Group collectively have the right to control the election of a majority of the board of directors (four of seven directors) of the Company.

         The following table sets forth information as of August 31, 1998, regarding the beneficial ownership of Common Stock by each person known by the Company to own 5% or more of the outstanding shares of Common Stock, each director of the Company, executive officers of the Company , and the directors and executive officers of the Company as a group. The persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them, unless otherwise noted. The address for each person below listed is c/o the Company, 2301 NW 33rd Court, Suite 102, Pompano Beach, Florida 33069, unless otherwise noted.

                                                              AMOUNT AND
                                                               NATURE OF
NAME OF BENEFICIAL OWNER OR                                   BENEFICIAL        PERCENT
NUMBER OF PERSONS IN GROUP                                     OWNERSHIP       OF CLASS
Arup Sen, Chairman of the Board and Chief Executive
    Officer                                                2,715,360 (1) (2)     20.99%
David Saloff, Director and Executive Vice President          393,485 (2) (3)      3.11%
Murray Feldman, Director                                     917,910 (2) (4)      7.33%
Richard K. Kneipper, Director                              1,339,694 (2) (5)     10.71%
Bernard Carrico, Director                                       --                 --
Krishna Jayaraman, Director                                   50,000 (6)           .04%
James Kaput
       Northwestern University Biotech Lab
       Tarry Building 14-714
       300 East Superior Street
       Chicago, IL 60611                                   1,339,694 (2)         10.71%
Norton Herrick
       2295 Corporate Blvd., NW, Suite 222
       Boca Raton, FL 33431                                1,893,950 (2)         15.14%
Paragon Capital Corporation
       at Spear, Leeds, Kellogg, LLC
       c/o George Levine
       1250 E. Hallandale Beach Blvd., Suite 300
       Hallandale, FL 33009                                  481,791 (2)          4.57%

All directors and executive officers
    as a group (6 persons)                                 5,416,449 (2)         41.19%

-------------------------------

(1)      Includes 436,966 shares subject to presently exercisable options.
(2) To the extent that this person or persons shares voting power pursuant to the Master Agreement, such person or persons may be deemed to be a member of a "group" with the EPHI Group, the HTD Group and the Gemini Group pursuant to Rule 13d-5 under the Exchange Act, and this person or persons is deemed to beneficially own the shares of Common Stock currently beneficially owned by each of the other members of the group with which this person or persons shares such voting power, namely, Mr. Herrick (1,893,950 shares of Common Stock), Mr. Saloff (259,199 shares of Common Stock and presently exercisable options to purchase 134,286 shares of Common Stock), Mr. Feldman (895,410 shares of Common Stock and presently exercisable options to purchase 22,500 shares of Common Stock), Mr. Levine and Paragon Capital Corporation at Spear, Leeds & Kellogg, LLC (571,039 shares of Common Stock), Mr. Sen (2,278,394 and presently exercisable options to purchase 436,966 shares of Common Stock, Mr. Kneipper (1.339,694 shares of Common Stock), Mr. Kaput (1,339,694 shares of Common Stock) and Mr. Jayaraman (50,000 presently exercisable options to purchase 50,000 shares of Common Stock). As of August 31 1998, the shares of Common Stock beneficially owned by the EPHI Group, the HTD Group and the Gemini Group represent approximately 70.13% of the issued and outstanding shares of Common Stock, calculated in accordance with Rule 13d-3 under the Exchange Act (based on 12,505,480 shares of Common Stock issued and outstanding following the consummation of the Reorganization, plus the 134,286, 22,500, 436,966 shares of Common Stock, respectively, issuable to Messrs. Saloff, Feldman and Sen, respectively, upon exercise of certain options in each case which may be deemed to be beneficially owned by such persons and which are deemed outstanding for purposes of this computation). Each such person or persons shares voting power of the shares of Common Stock beneficially owned by the respective group to which he belongs as described above, but has no other rights with respect to such shares and disclaims beneficial ownership of such shares.
(3)      Includes 134,286 shares subject to presently exercisable options.
(4)      Includes 22,500 shares subject to presently exercisable options.
(5) Mr. Herrick disclaims beneficial ownership of 60,000 shares of common stock owned by Rozel International Holdings, which shares are pledged to Mr. Herrick as security for a loan.
(6)      Includes 50,000 shares subject to presently exercisable options.


Item 2. Acquisition or Disposition of Assets.

         The Company announced on May 28, 1998 that it had signed a definitive agreement to sell substantially all of its SofPulse device operating assets to a subsidiary of ADM Tronics Unlimited, Inc. ("ADM Tronics") a publicly held, technology-based developer and manufacturer of a diversified line of products, including patented, non-invasive therapeutic electronic medical devices and dermatological products. The Company manufactures and markets SofPulse, which is used as a non-invasive adjunct for the palliative treatment of pain and edema in superficial soft tissue.

         Under the terms of the agreement, the Company will sell to ADM Tronics 345 SofPulse devices and certain other related assets such as new prototypes, plans and manufacturing equipment and grant ADM Tronics the exclusive worldwide freedom under the Company's SofPulse technology to manufacture and market SofPulse. ADM Tronics has agreed to pay $150,000 in cash, to issue 1,400,000 shares of ADM Tronics common stock to the Company and to issue an additional 1,523,500 shares to satisfy a large outstanding the Company note payable. In addition, if sales targets are reached, the Company will be granted an option to purchase up to 1,500,000 additional shares at an exercise price of $0.425 per share. ADM Tronics has agreed to register the shares with the Securities and Exchange

Commission subject to certain lockup provisions. The Company will retain all rights to new applications of its core pulsed electromagnetic signals technology.

         The Company also announced on June 11, 1998 that it signed a definitive agreement to merge with HTD, a privately held biotechnology company in Dallas, Texas. The Company will be the surviving corporation in the merger and will acquire HTD through a wholly owned subsidiary named EPi HealthTech Inc. HTD is primarily engaged in the development of two technologies: (i) drugs designed to treat the spread of cancer without toxic side effects; and (ii) the creation of proprietary genetic databases used to identify novel molecular targets for future drugs for chronic diseases such as cancer, arthritis and heart diseases. HTD's assets consist of intellectual property related to cancer diagnosis and treatment, more specifically, licenses and pending patent applications in connection with the above technologies.

         Under the terms of the merger, the Company will issue approximately 6,000,000 new shares of the Company common stock to the current HTD shareholders and will also convert all of the Company's outstanding preferred shares and certain the Company warrants into an aggregate of 1,872,000 additional new shares of the Company common stock. In addition, HTD shareholders will have the right, after completion of the merger, to nominate two of seven directors on the Company's Board of Directors.

         The Company also announced on June 18, 1998, that it had signed a definitive agreement to acquire Gemini, a privately held biotechnology company located in Woodlands, Texas. Gemini is a leader in the design and chemical synthesis of therapeutic drugs and diagnostic agents created using "nucleobases", the building blocks of genes, and has built a library of proprietary and exclusively licensed compounds for the treatment of cancer and rheumatoid arthritis. Gemini's assets include an inventory of research reagents for product development and resale, laboratory equipment and other fixed assets, cash and certain intellectual property rights related to the design of genetic chemistry products.

         Under the terms of the agreement, EPi Sub, Gemini, and the Jayaramans will form a limited partnership with EPi Sub as the general partner and the Jayaramans, the controlling partners of Gemini, as the limited partners. EPi Sub will contribute its assets to the limited partnership and the Jayaramans will contribute all of the stock of Gemini's corporate general partner and 100% of the limited partnership interests of Gemini. The limited partnership will issue six million partnership units to the Jayaramans which are exchangeable into six million shares of newly issued the Company common stock on a one for one basis one year after the effective date of the Gemini acquisition. Upon the consummation of the HTD merger and the Gemini acquisition, Gemini will have the right to acquire approximately one third of the equity ownership of the resulting entity, and current Company and HTD shareholders each will have approximately six million common shares, or approximately one third each of the resulting stockholders' equity in the combined entity. Gemini will nominate two of seven members of the new board of directors of the Company.

         The ADM Tronics acquisition, HTD merger and the Gemini acquisition were consummated on August 24, 1998.

Item 7.  Financial Statements and Exhibits.

(c)                Exhibits:

Exhibit
Number   Exhibit

1. Asset Purchase Agreement among Electropharmacology, Inc. and ADM Tronics Unlimited, Inc. and AA Northvale Medical Associates, Inc. dated May 27, 1998 (1)
2. Agreement of Merger and Plan of Reorganization among Electropharmacology, Inc., EPi Sub, Inc. and HealthTech Development, Inc. dated June 11, 1998 (2)
3. Capital Contribution Agreement between Electropharmacology, Inc., EPi Health Technologies Inc., Gemini Biotech L.P., Krishna Jayaraman and Shashikala Jayaraman and Gemini Biotech Inc. dated June 18, 1998 (3)
4. Audited Financial Statements of HTD for the years ended December 31, 1996 and 1997 (4)
5. Unaudited Financial Statements of HTD for the six months ended June 30, 1997 and 1998 (4)
6. Audited Financial Statements of Gemini for the years ended December 31, 1996 and 1997 (4)
7. Unaudited Financial Statements of Gemini for the six months ended June 30, 1998 and 1997 (4)
8. Pro Forma Combined Balance Sheet and Statements of Operations of EPi, Gemini and HTD (4)

---------------------

(1)     Previously included in the Company's Form 8-K filed on June 15, 1998.
(2)     Previously included in the Company's Form 8-K filed on June 26, 1998.
(3)     Previous included in the Company's Form 8-K filed on July 6, 1998.
(4) It is impracticable to provide these financial statements and pro forma financial information at this time. The financial statements and pro forma financial information will be filed as an amendment to this Form 8-K Report as soon as practicable, but no later than 60 days from the date of the filing of this Report.


                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       Electropharmacology, Inc.




                                       By: /s/ Arup Sen
                                           -------------------------------------
                                           Arup Sen
                                           President and Chief Executive Officer

September 3, 1998